6,000,000 Shares

                          CWM MORTGAGE HOLDINGS, INC.
                            (a Delaware corporation)


                                  Common Stock
                           (Par Value $.01 Per Share)


                               PURCHASE AGREEMENT

                                                                 January  , 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC
   as Representatives of the
   several Underwriters
c/o      MERRILL LYNCH & CO.
         Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York 10281-1209

Dear Sirs:

     CWM Mortgage Holdings, Inc., a Delaware corporation (the 'Company'), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ('Merrill Lynch'), Alex. Brown & Sons Incorporated ('Alex. Brown'), Dean Witter Reynolds Inc. ('Dean Witter'), PaineWebber Incorporated ('PaineWebber'), Salomon Brothers Inc ('Salomon') and each of the other Underwriters named in Schedule A hereto (collectively, the 'Underwriters', which term shall also include any underwriter substituted as hereinafter provided in
Section  10  hereof),   for  whom  Merrill  Lynch,  Alex.  Brown,  Dean  Witter,
PaineWebber and Salomon and are acting as representatives (in such capacity, Merrill Lynch, Alex. Brown, Dean Witter, PaineWebber and Salomon shall hereinafter be referred to as the 'Representatives'), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ('Common Stock') set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 900,000 additional shares of Common Stock to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid 6,000,000 shares of Common Stock (the 'Initial Securities') and all or any part of the shares of Common Stock subject to the option described in Section 2(b) hereof (the 'Option Securities') are collectively hereinafter called the 'Securities'. Countrywide Asset Management Corporation (the 'Manager') is responsible for the day-to-day operations of the Company.

     Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives shall enter into an agreement substantially in the form of Exhibit A hereto (the 'Pricing Agreement'). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company has filed with the Securities and Exchange Commission (the 'Commission') a registration statement on Form S-3 (No. 33-56547) and a related preliminary prospectus for the registration of the Securities under the Securities Act of 1933, as amended (the '1933 Act'), has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the '1933 Act Regulations')), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the '1934 Act'), or otherwise, are hereinafter referred to as the 'Registration Statement' and the 'Prospectus', respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term 'Prospectus' shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is 'contained,' 'included' or 'stated' in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

     Section 1. Representations and Warranties.

     (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the 'Representation Date') as follows:

          (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term 'Prospectus' refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time referred to in Section 2(c) hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

          (ii) The documents incorporated or deemed to be incorporated by reference into the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the '1934 Act Regulations'), and, when read together with the other information in the Prospectus, at the time the Registration Statement becomes effective and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any documents hereafter filed deemed to be incorporated by reference into the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The financial statements and notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein.

          (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise; and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (vii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for the shares of common stock of Independent National Mortgage Corporation ('INMC'), which shares are owned by Countrywide Funding Corporation ('CFC')), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under 'Capitalization' (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, stock option plans or the exercise of convertible securities referred to in the Prospectus); the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

          (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, which default would reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein on the part of the Company have been duly authorized by all necessary corporate action on the part of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, administrative regulation or administrative or court decree.

          (x) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which reasonably would be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which reasonably would be expected to materially and adversely affect the properties or assets thereof or which reasonably would be expected to materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

          (xi) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, (i) the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), relating to the computer software, programs, systems, routines and procedures (collectively, the 'Software') currently employed by them in connection with the business now operated by them to the extent necessary for the utilization of such Software in such business, and (ii) the trademarks, service marks and trade names presently employed by them in connection with the business now operated by them (clauses (i) and (ii), collectively, being referred to as 'patent and proprietary rights'), and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, or of any facts which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xii) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xiii) The Company and its subsidiaries possess such certificates, authorization, licenses or permits issued by the appropriate state or federal regulatory agencies or bodies necessary and material to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xiv) The Company is qualified as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the 'Code') and the rules and regulations thereunder and will be so qualified after consummation of the transactions contemplated by the Registration Statement.

          (xv) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

          (xvi) Each of the 1994 Amended and Extended Management Agreement, dated as of May 15, 1994, as amended by the First Amendment to 1994 Amended and Extended Management Agreement, dated October 1, 1994 (the 'Management Agreement'), between the Company and the Manager, and the Amended and Restated Credit Agreement, dated as of September 30, 1994 (the 'Loan Agreement'), by and among the Company, INMC, Warehouse Lending Corporation of America, Inc. and CFC, has been duly authorized, executed and delivered by the Company and each constitutes a legally valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

          (xvii) The execution and delivery of the Management Agreement and the Loan Agreement by the Company and the consummation of the transactions contemplated therein did not (A) conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws of the Company or (C) result in any violation of any applicable law, administrative regulation or administrative or court decree, which violation reasonably would be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xviii) This Agreement has been, and, at the Representation Date, the Pricing Agreement will have been, duly executed and delivered by the Company.

          (xix) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xx) Neither the Company nor any affiliate (as defined in Section 517.021(1) of the Florida statutes) does business with the government of Cuba or with any person or affiliate (as so defined) located in Cuba within the meaning of Section 517.075 of the Florida statutes and the rules and regulations thereunder (collectively, the 'Cuba Act').

     (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     Section 2. Sale and Delivery to Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per share to be paid by the several Underwriters for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

          (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement between the Representatives and the Company. The initial public offering price per share of the Securities shall be a fixed price to be determined by agreement between the Representatives and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. In the event that such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed upon by the Representatives and the Company.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 900,000 shares of Common Stock at the price per share set forth in the Pricing Agreement, The option hereby granted will expire 30 days after (i) the date the Registration Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or
(ii) the Representation Date, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a 'Date of Delivery') shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the

Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise provided in the Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Securities.

     (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M., New York time, on the fifth business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called 'Closing Time'). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for and delivery of certificates for such Option Securities shall be made at the above-mentioned office of Brown & Wood, or at such other place as shall be mutually agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter other than Merrill Lynch has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the other Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters not later than 10:00 A.M., New York time, on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be, at the offices of Chemical Bank, New York, New York.

     Section 3. Covenants of the Company.

     (a) The Company covenants with each Underwriter as follows:

          (i) The Company will notify the Representatives promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall object.

          (iii) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits) for each of the Underwriters.

          (iv) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (v) If any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (vi) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (vii) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the 'effective date' (as defined in said Rule
     158) of the Registration Statement.

          (viii) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under 'Use of Proceeds'.

          (ix) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

          (x) The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

          (xi) The Company will not use the proceeds of the sale of the Securities to be sold to the Underwriters by the Company in such a manner as to be required to be registered under the Investment Company Act of 1940, as amended.

          (xii) During a period of 180 days from the date of the Pricing Agreement, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or any security convertible or exchangeable into or exercisable for Common Stock (except for Common Stock or options issued pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans, stock option plans or the exercise of convertible securities referred to in Section 1(a)(viii) hereof).

          (xiii) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (xiv) In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless each Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

     Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the printing of this Agreement and the Pricing Agreement; (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters; (iv) the fees and disbursements of the Company's counsel and accountants; (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the fees and disbursements of the Company's counsel in connection therewith and in connection with the preparation of the Blue Sky Survey and any Legal Investment Survey; (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto;
(vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Legal Investment Survey; (viii) the fee of the National Association of Securities Dealers, Inc.; and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange. Except as provided in this Section 4, the Underwriters shall pay their own costs and expenses, including, without limitation, the fees and expenses of their counsel, any transfer taxes on the Securities which they may sell and the expenses of advertising any offering of the Securities made by the Underwriters.

     If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the

Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York time, on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M., New York time, on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filings, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

          (b) At Closing Time the Representatives shall have received:

               (1) The favorable opinion, dated as of Closing Time, of Brown & Wood, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The Company is a  corporation  duly  organized,  validly existing and in good standing under the laws of the State of Delaware.

                    (ii) The Company has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

                    (iii) The Securities  have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued and fully paid and non-assessable.

                    (iv) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law.

                    (v) This Agreement and the Pricing  Agreement have each been duly authorized, executed and delivered by the Company.

                    (vi) The Registration  Statement is effective under the 1933
               Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (vii)  At  the  time  the   Registration   Statement  became
               effective and at the Representation Date, the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered) appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations.

                    (viii) The Common Stock conforms to the description  thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                    (ix) The information in the Prospectus under 'Description of
               Common Stock' to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct. Such counsel shall confirm their opinion set forth in the Prospectus under 'Certain Federal Income Tax Considerations.'

                    (x) No  authorization,  approval,  consent  or  order of any court or governmental authority or agency is required in connection with the sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                    (xi) The Company is not required to be registered  under the
               Investment Company Act of 1940, as amended.

                    (xii) Each document filed pursuant to the 1934 Act, as subsequently amended, and incorporated by reference in the Prospectus appeared on its face to comply in all material respects with the applicable requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the 1934 Act and the 1934 Act Regulations in effect at the date of the filing of the last amendment thereto, except that such counsel need express no opinion concerning the financial statements and other financial and statistical information contained or incorporated by reference therein or excluded therefrom.

               (2) The favorable opinion, dated as of Closing Time, of Thacher Proffitt & Wood, counsel for the Underwriters, with respect to the matters set forth in paragraph (i) and in paragraphs (iii) to (viii), inclusive, of subsection (b)(1) of this Section.

               (3) The favorable  opinion,  dated as of Closing Time, of Richard
          H. Wohl, Esq., counsel for the Company and the Manager, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) The authorized,  issued and outstanding capital stock of the Company is as set forth in the Prospectus under 'Capitalization' (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, stock options or the exercise of convertible securities referred to in the Prospectus), and the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

                    (ii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries considered as one enterprise.

                    (iii) Each  subsidiary of the Company is a corporation  duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of such counsel's knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries considered as one enterprise.

                    (iv) All of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge, is owned by the Company (except for the shares of common stock of INMC, which are owned by CFC), directly or through subsidiaries, free and clear of any perfected security interest under Article 9 of the California Uniform Commercial Code.

                    (v) To the best of such  counsel's  knowledge,  there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                    (vi) To the best of such counsel's  knowledge,  there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto and the descriptions thereof or references thereto are correct in all material respects.

                    (vii) The execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                    (viii)  Each  of  the  Management  Agreement  and  the  Loan
               Agreement has been duly authorized, executed and delivered by the Company and each constitutes a legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except that the enforceability thereof is subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, regardless of whether considered in a proceeding in equity or at law.

                    (ix) The execution and delivery of the Management  Agreement and the Loan Agreement by the Company and the consummation of the transactions contemplated therein did not, to the best of such counsel's knowledge, (A) conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries in a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws of the Company or (C) result in any violation of any applicable law, administrative regulation or administrative or court decree, which violation would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries considered as one enterprise.

                    (x) The  Manager has been duly  incorporated  and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                    (xi) The  Management  Agreement  has been  duly  authorized, executed and delivered by the Manager and constitutes a legally valid and binding obligation of the Manager, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except that the enforceability thereof is subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, regardless of whether considered in a proceeding in equity or at law.

                    (xii) The execution and delivery of the Management Agreement and the consummation of the transactions contemplated herein or therein will not, to the best of such counsel's knowledge, (A) conflict with or constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Manager or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Manager or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws of the Manager or (C) result in any violation of any applicable law, administrative regulation or administrative or court decree, which violation would reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Manager.

                    (xiii) To the best of his  knowledge,  there are no  persons with currently exercisable registration or other similar rights to have any securities registered as part of the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (4) The favorable opinion, dated as of Closing Time, of Sandor E. Samuels, Esq., counsel for CFC, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                    (i) CFC has been duly  incorporated  and is validly existing as a corporation in good standing under the laws of the State of New York.

                    (ii) The Loan Agreement has been duly  authorized,  executed and delivered by CFC, and constitutes a legally valid and binding obligation of CFC, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except that the enforceability thereof is subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, regardless of whether considered in a proceeding in equity or at law.

                    (iii) The execution  and delivery of the Loan  Agreement and the consummation of the transactions contemplated herein or therein will not, to the best of such counsel's knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of CFC or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which CFC or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of CFC or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by laws of CFC or, to the best of such counsel's knowledge, any applicable law, administrative regulation or administrative or court decree.

     In giving their opinions required by subsections (b)(l), (b)(2), (b)(3) and
(b)(4), respectively, of this Section, Brown & Wood, Thacher Proffitt & Wood, Richard H. Wohl, Esq. and Sandor E. Samuels, Esq. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Representation Date (unless the term 'Prospectus' refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such statement by Richard H. Wohl, Esq. shall be limited to information relating to the Manager and such statement by Sandor E. Samuels, Esq. shall be limited to information relating to CFC.

     (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, in their capacities as such, dated as of Closing Time, to the effect that (i) there has been no such material adverse change; (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time; (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of their knowledge, threatened by the Commission. As used in this Section 5(c), the term 'Prospectus' means the Prospectus in the form first used to confirm sales of the Securities.

     (d) At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement or incorporated by reference therein and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;
(iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement,
(B) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the collateralized mortgage obligations or reverse repurchase agreements of the Company and its subsidiaries or any decrease in consolidated net assets as compared with the amounts shown in the September 30, 1994 balance sheet included in the Registration Statement or (C) during the period from October 1, 1994 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audits referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (e) At Closing Time the Representatives shall have received from Grant Thornton a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the 'specified date' referred to shall be a date not more than five days prior to Closing Time.

     (f) At the time of the execution of this Agreement, the Representatives shall have received a signed letter from Countrywide Credit Industries, Inc. ('CCI') to the effect that during a period of 180 days from the date of the Pricing Agreement, CCI will not, without providing 30 days' prior written notice to the Representatives, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or any securities convertible into Common Stock of the Company and that for a period of 30 days after the date of any such notice the Representatives shall have an irrevocable and first option, but not the obligation, to purchase from CCI any such Common Stock or security that is the subject of such notice. Any such option shall be exercisable on the proposed date of disposition of the Common Stock or security that is the subject of such notice, and the exercise price therefor shall be the then-prevailing market price of such Common Stock or security.

     (g) At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange subject to official notice of issuance.

     (h) At Closing Time and each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (i) In the event the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and the Representatives shall have received:

          (i) A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true as of such Date of Delivery.

          (ii) The favorable opinion of Brown & Wood, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

          (iii) The favorable opinion of Thacher Proffitt & Wood, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
     Section 5(b)(2) hereof.

          (iv) The favorable opinion of Richard H. Wohl, Esq., counsel for the Company, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

          (v) The favorable opinion of Sandor E. Samuels, Esq., counsel for CFC and the Manager, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
     Section 5(b)(4) hereof.

          (vi) A letter from Grant Thornton, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the 'specified date' in the letter furnished pursuant to this Section 5(i)(vi) shall be a date not more than five days prior to such Date of Delivery.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 6. Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     The foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriters (or any person controlling such Underwriters) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person, and the untrue statement contained in or omitted from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense  of any such  action.  If it so elects  within a  reasonable  time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

     Section 9. Termination of Agreement.

     (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal, New York or California authorities. As used in this Section 9(a), the term 'Prospectus' means the Prospectus in the form first used to confirm sales of the Securities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the 'Defaulted Securities'), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Company shall be entitled to an additional 24 hours within which to make arrangements for one or more substitute underwriters, who shall be reasonably satisfactory to the Representatives, to purchase all, but not less than all, of the Defaulted Securities; if, however, the Company shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives
c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Steven J. Goulart; notices to the Company shall be directed to 35 North Lake Avenue, Pasadena, California 91109-7137, attention of Michael W. Perry.

     Section 12. Parties. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 13. Governing Law and Time. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and us in accordance with its terms.

                                    Very truly yours,

                                    CWM MORTGAGE HOLDINGS, INC.


                                     By:
                                         ---------------------------------------
                                         Title: Executive Vice President and
                                                Chief Operating Officer

CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated

By:___________________________________
              Investment Banking Group

ALEX. BROWN & SONS INCORPORATED

By:___________________________________
   Title:

DEAN WITTER REYNOLDS INC.

By:___________________________________
   Title:

PAINEWEBBER INCORPORATED

By:___________________________________
   Title:

SALOMON BROTHERS INC

By:___________________________________
   Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                      Number of
                                                                        Initial
Underwriter                                                          Securities
- -----------                                                           ---------
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated .....................................................
Alex. Brown & Sons Incorporated ...............................................
Dean Witter Reynolds Inc ......................................................
PaineWebber Incorporated ......................................................
Salomon Brothers Inc ..........................................................



Total .................................................................6,000,000
                                                                      ----------

                                       i

                                                                       EXHIBIT A
                               __________ Shares
                          CWM MORTGAGE HOLDINGS, INC.
                            (a Delaware corporation)
                                  Common Stock
                           (Par Value $.01 Per Share)
                               PRICING AGREEMENT

                                                                  January , 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC
  As Representatives of the several
  Underwriters named in the within-
  mentioned Purchase Agreement
c/o  MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
     Merrill Lynch World Headquarters
     North Tower
     World Financial Center
     New York, New York 10281-1209

Dear Sirs:

     Reference is made to the Purchase Agreement, dated January __, 1995 (the 'Purchase Agreement'), relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Dean Witter Reynolds Inc., PaineWebber Incorporated and Salomon Brothers Inc are acting as representatives (the 'Representatives') of the above shares of Common Stock (the 'Securities'), of CWM Mortgage Holdings, Inc. (the 'Company').

     Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

          1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_____.

          2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $__ being an amount equal to the initial public offering price set forth above less $__ per share; provided that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and us in accordance with its terms.

                                            Very truly yours,

                                            CWM MORTGAGE HOLDINGS, INC.

                                             By:________________________________
                                                Title:


CONFIRMED AND ACCEPTED,
         as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

By:___________________________________
              Investment Banking Group

ALEX. BROWN & SONS INCORPORATED

By:___________________________________
   Title:

DEAN WITTER REYNOLDS INC.
By:___________________________________
   Title:

PAINEWEBBER INCORPORATED
By:___________________________________
   Title:

SALOMON BROTHERS INC
By:___________________________________
   Title:

For themselves and as Representatives of the other Underwriters named in the Purchase Agreement.


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